FIRST AMENDMENT

TO FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

FX LUXURY REALTY, LLC (NOW KNOWN AS FX LUXURY, LLC)

This First Amendment (the "Amendment") to the Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of March 3, 2008, of **FX LUXURY REALTY, LLC**, a Delaware limited liability now known as FX Luxury, LLC (the "Company"), is made and entered into effective as of December 24, 2009 by and among the Company and Flag Luxury Properties, LLC, a Delaware limited liability company ("Flag"), and FX Real Estate and Entertainment Inc., a Delaware corporation ("FXREE" and together with Flag, the "Members") and FXL, Inc., a Delaware corporation and an Affiliate of FXREE ("FXL"), for purposes of becoming FXREE's substitute Member and the Managing Member, and FXL Priority Corp., a Delaware corporation and an Affiliate of Flag ("Priority Corp."), for the purpose of becoming Flag's substitute Member. All capitalized terms used herein, but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Members are parties to that certain Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of March 3, 2008, of FX Luxury Realty, LLC (the "Operating Agreement"); and

WHEREAS, the Company and the Members desire to amend certain provisions of the Operating Agreement to: (x) authorize FXREE to Transfer its entire Membership Interest (including its related Capital Account) to FXL effective as of December 24, 2009 (the "Transfer Date") whereupon FXL shall be admitted as FXREE's substitute Member and appointed as the substitute Managing Member, (y) authorize Flag to Transfer its entire Membership Interest (including its related Capital Account) to Priority Corp. effective as of the Transfer Date whereupon Priority Corp. shall be admitted as Flag's substitute Member and (z) otherwise adjust certain rights, preferences and privileges of the Members, all on the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing recitals and such other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Members hereby amend the Operating Agreement as follows:

1. Amendment to Section 1.1 of the Operating Agreement. Section 1.1 of the Operating Agreement is hereby amended by adding the following new defined terms thereto, each of which is to be added in alphabetical order:

"Company" means FX Luxury, LLC, a Delaware limited liability company formerly known as FX Luxury Realty, LLC.

"Effective Transfer Date" means December 24, 2009.

"FXL" means FXL, Inc., a Delaware corporation and an Affiliate of FXREE.

"Priority Corp." means FXL Priority Corp., a Delaware corporation and an Affiliate of Flag.

2. Amendment to Section 4.2 of the Operating Agreement. Section 4.2 of the Operating Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 4.2 in lieu thereof:

"4.2 Major Decisions. Notwithstanding anything to the contrary contained herein, the Managing Member will not permit or cause the Company or any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of Flag (if the Class A Preferred Distribution has not been paid in full):

(a) alter the business and purpose of the Company;

(b) do any act in contravention of the Certificate of Formation or this Agreement which would make it impossible to carry on the purpose and business of the Company;

(c) enter into any transaction with any Affiliate of the Company (except to the extent that (i) the Company receives the written fairness opinion as to the fairness of any such transaction to the Members from a nationally-recognized investment banking firm or similar institution and (ii) is on an arm's length third-party market transaction basis);

(d) commence any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; or institute proceedings to have the Company adjudicated bankrupt or insolvent; or consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against the Company; or file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, or other relief on behalf of the

Company of its debts under federal or state law relating to bankruptcy; or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor, custodian or any similar official for the Company or a substantial portion of the Company's assets; or make any assignment for the benefit of the Company's creditors;

(e) (i) add or admit new or substitute Members to the Company or (ii) redeem or repurchase any portion or all of the Membership Interests of any Member (provided, however, that clause (i) of this consent right shall not be applicable to Flag to the extent that following the date hereof the gross proceeds received by the Company from the admission of new or substitute members hereunder does not adversely affect the rights with respect to the Class A Preferred Distribution under Section 8.1 and unless such proceeds are used to satisfy the Company's payment obligations under Section 8.1 (b) or (c), as applicable); or

(f) amend or modify in any material respect, or terminate or waive any material right or benefit under, or terminate, any material agreement or contract to which any of the Company or its Subsidiaries is a party or any of their respective assets and properties are subject, provided that any such material agreement or contract may be terminated without the approval of Flag if such termination either (i) occurs automatically in accordance with the terms of such material agreement or contract or (ii) is expressly permitted by and done in accordance with the terms of such material agreement or contract and, in either case, neither the Company nor any of its Subsidiaries shall have any material liability as a result thereof."

3. Amendment to Article V of the Operating Agreement. Article V of the Operating Agreement is hereby amended to add the following Section 5.6:

"Section 5.6 FXREE Transfer. Notwithstanding anything to the contrary set forth in this Agreement, FXREE is hereby authorized to Transfer its entire Membership Interest (including its related Capital Account) to FXL effective as of the Effective Transfer Date. As of the Effective Transfer Date, FXREE shall cease (a) to have any direct rights or interests in the Company and (b) be the Managing Member and FXL shall be (x) admitted as FXREE's substitute Member for all purposes of this Agreement and (y) appointed the substitute Managing Member pursuant to Section 4.1 hereof. FXL, by reason of executing this Agreement, hereby acknowledges and agrees that as of the Effective Transfer Date it shall be admitted as FXREE's substitute Member and appointed as the substitute Managing Member. Exhibit 2.7 shall be deemed amended as of the Effective Transfer Date to reflect the admission of FXL as FXREE's substitute Member. In consideration of being authorized to effect such Transfer to FXL, FXREE hereby agrees that it shall not relinquish control of FXL to any Person(s) without the prior written approval of Flag. Notwithstanding anything to the contrary set forth in this Agreement, FXL (including any transferee thereof admitted as a Member pursuant to this provision) may Transfer all or any portion of its Membership Interest to any corporate Affiliate thereof without any approval, provided, however, that such transferee shall not be admitted as a Member unless and until such transferee executes and delivers to the Managing Member a copy of this Agreement, as amended and in effect on the date of such transferee's admission as a Member,

and such other documents and instruments as the Managing Member shall require, and whereupon Exhibit 2.7 shall be amended to reflect the admission of such transferee as a Member."

4. Amendment to Article V of the Operating Agreement. Article V of the Operating Agreement is hereby amended to add the following Section 5.7:

"Section 5.7 Flag Transfer. Notwithstanding anything to the contrary set forth in this Agreement, Flag is hereby authorized to Transfer its entire Membership Interest (including its related Capital Account) to Priority Corp. effective as of the Effective Transfer Date. As of the Effective Transfer Date, Flag shall cease to have any direct rights or interests in the Company and Priority Corp. shall be admitted as Flag's substitute Member for all purposes of this Agreement. Priority Corp., by reason of executing this Agreement, hereby acknowledges and agrees that as of the Effective Transfer Date it shall be admitted as Flag's substitute Member. Exhibit 2.7 shall be deemed amended as of the Effective Transfer Date to reflect the admission of Priority Corp. as Flag's substitute Member. In consideration of being authorized to effect such Transfer to Priority Corp., Flag hereby agrees that it shall not relinquish control of Priority Corp. to any Person(s) without the prior written approval of FXL. Notwithstanding anything to the contrary set forth in this Agreement, Priority Corp. may not Transfer all or any portion of its Membership Interest without the prior written approval of the Managing Member (which consent may be unreasonably withheld, delayed or conditioned), provided, however, Priority Corp. (including any transferee thereof admitted as a Member pursuant to this proviso) may Transfer all or any portion of its Membership Interest to any corporate Affiliate thereof without any approval. Any such transferee, if approved by the Managing Member or excepted by reason of the foregoing proviso, shall not be admitted as a Member unless and until such transferee executes and delivers to the Managing Member a copy of this Agreement, as amended and in effect on the date of such transferee's admission as a Member, and such other documents and instruments as the Managing Member shall require, and whereupon Exhibit 2.7 shall be amended to reflect the admission of such transferee as a Member."

5. Amendment to Schedule 1.1 of the Operating Agreement. Schedule 1.1 of the Operating Agreement is hereby amended by removing "BP Parent, LLC, a Delaware limited liability company," "Metroflag BP, LLC, a Nevada limited liability company," and "Metroflag Cable, LLC, a Nevada limited liability company" therefrom and adding "FX Luxury Las Vegas I, LLC, a Nevada limited liability company" thereto.

6. Effect of Amendment. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Operating Agreement.

7. Governing Law; Venue; Successors and Assigns; Severability. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort,

equity or otherwise, shall be brought in the state or federal courts sitting in the State of New York and the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by New York law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law. This Amendment shall be binding upon all parties to the Operating Agreement and their personal representatives, successors and permitted assigns, and in the event that all or any portion of this Amendment shall be held to be invalid, such invalidity shall not affect in any respect whatsoever the validity of the remainder of this Amendment.

8. Disputes. Any dispute, controversy or claim arising out of or relating to this Amendment shall be resolved in accordance with the terms and conditions of Section 15.8 (Arbitration) of the Operating Agreement.

9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the parties hereto. Copies of executed counterparts transmitted by facsimile or other electronic transmission shall be considered original executed counterparts for the purposes of this Amendment, provided that receipt of copies of such counterparts is confirmed. Originals of any counterparts transmitted by facsimile or other electronic transmission shall be promptly provided to the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to the Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of March 3, 2008, of FX Luxury Realty, LLC to be executed by their authorized representatives on the date first above written.

COMPANY:

FX Luxury Realty, LLC
By: FX Real Estate and Entertainment Inc., Managing Member

By: ______________________
Name: Mitchell J. Nelson
Title: Sec. V.P.

FLAG:

Flag Luxury Properties, LLC

By: ______________________
Name: Paul Kanavos
Title: Chairman

FXREE:

FX Real Estate and Entertainment Inc.

By: ______________________
Name: ______________________
Title: Executive V.P.

FXL:

FXL, Inc., for purposes of becoming FX Real Estate and Entertainment Inc.'s substitute Member and the substitute Managing Member

By: ______________________
Name: Mitchell J Nelson
Title: Executive Vice Pres., Sec., Treasurer

PRIORITY CORP.:

FXL Priority Corp., for the purpose of becoming Flag Luxury Properties, LLC's substitute Member

By: ______________________
Name: Paul Kanavos
Title: President

NY 239982099